EXHIBIT 10.1
COUNTRYWIDE FINANCIAL CORPORATION
Series A Floating Rate Convertible Debentures Due 2037
Series B Floating Rate Convertible Debentures Due 2037
Purchase Agreement
May 16, 2007
Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Banc of America Securities LLC
9 W. 57th Street
New York, NY 10019
Ladies and Gentlemen:
     Countrywide Financial Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, an aggregate principal amount of U.S.$2,000,000,000 Series A Floating Rate Convertible Debentures Due 2037 (the “Series A Debentures”) and an aggregate principal amount of U.S.$2,000,000,000 Series B Floating Rate Convertible Debentures Due 2037 (the “Series B Debentures”) in each case, guaranteed (the “Guarantees,” and, together with the Series A Debentures and Series B Debentures, the “Firm Securities”)) by Countrywide Home Loans, Inc. (“CHL”). The Debentures are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company, CHL and The Bank of New York, as trustee (the “Trustee”). The Company also proposes to grant to the Initial Purchasers an option to purchase up to U.S.$300,000,000 additional principal amount of the Series A Debentures and up to U.S.$300,000,000 additional principal amount of the Series B Debentures, if any (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities are convertible into shares of Common Stock, par value U.S.$0.05 per share (the “Common Stock”), of the Company at the conversion price set forth herein. The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, among the Company, CHL and the Initial Purchasers, pursuant to which the Company will agree to register the Securities under the Act, subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Purchase Agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.
     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.
     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated May 16, 2007 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated May 16, 2007 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined herein), the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.
     (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives expressly for inclusion therein.
     (b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein.

     (c) None of the Company, CHL or any person acting on its behalf (other than the Initial Purchasers, as to whom no representations or warranties are made) has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.
     (d) None of the Company, CHL or any person acting on its or their behalf (other than the Initial Purchasers as to whom no representations or warranties are made) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.
     (e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
     (f) The Company has been advised by the NASD’s PORTAL Market that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.
     (g) No registration under the Act of the Securities or the Common Stock issuable upon conversion thereof is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum and is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (h) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.
     (i) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
     (k) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (l) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, the effect of which violation or default would be material to the Company and its subsidiaries considered as a whole; the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement, and consummation of the transactions contemplated hereunder and thereunder will not conflict with, result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a material default under, any agreement, indenture or instrument, or result in a material violation of the charter or by-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries; and except as required by applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement.
     (m) Since the respective dates as of which information is given in the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change, or event reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company or any of its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.
     (n) KPMG LLP, whose reports have been included in the Final Memorandum and Disclosure Package and incorporated by reference or included in the Company’s Annual Report on Form 10-K for the fiscal years ending December 31, 2004, December 31, 2005 and December 31, 2006, is an independent registered public accounting firm as required by the Act and the regulations thereunder and was independent with respect to the Company at the time it delivered such reports.
     (o) This Agreement has been duly authorized, executed and delivered by the Company.
     (p) (i) The Registration Rights Agreement has been duly authorized by the Company and at the Closing Date will have been validly executed and delivered by the Company and, when so executed (assuming the due authorization, execution and delivery of such instrument by each other party thereto), will constitute the legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity, (ii) the Indenture has been duly authorized by the Company and when duly executed and delivered by the Company and the Trustee, will constitute the legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditor’s rights generally and general principles of equity, (iii) the Securities have been duly authorized and, when validly executed and delivered by the Company, authenticated in accordance with the provisions of the Indenture and delivered to the Trustee against payment therefor in accordance with the terms hereof, will constitute legally binding obligations of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity and the holders of the Securities will be entitled to the benefits of the Indenture, and (iv) the Indenture, the Registration Rights Agreement and the Securities conform, in each case in all material respects, to the descriptions thereof contained in the Disclosure Package and the Final Memorandum.

     (q) The Company and any Significant Subsidiary of the Company, as defined in Rule 405 of Regulation C under the Act (individually, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed, is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not result in a Material Adverse Effect), and has power and authority necessary to own or hold its property and to conduct the business in which it is engaged.
     (r) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest, other security interests, claims, liens or encumbrances, except in those cases where, singly or in the aggregate, such exception(s) would not have a Material Adverse Effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
     (s) Except as disclosed in the Disclosure Package and the Final Memorandum, there is no action, suit, proceeding, inquiry or known investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.
     (t) All of the descriptions of contracts or other documents contained or incorporated by reference in the Disclosure Package and the Final Memorandum are accurate and complete descriptions in all material respects of such contracts or other documents.
     (u) No labor dispute with the employees of the Company or any of their respective subsidiaries exists or, to the knowledge of the Company, is imminent which would reasonably be expected to have a Material Adverse Effect.
     (v) The Company and its subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and the Company has not nor, to the best of its knowledge, any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (w) The financial statements included or incorporated, or deemed to be incorporated by reference in the Disclosure Package and the Final Memorandum, together with the related schedules and notes, present fairly, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times prior to the termination of the offering of the Securities, the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Securities, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as stated therein; and the summarized financial information of the Company included or incorporated by reference in the Disclosure Package and the Final Memorandum presents fairly the information shown therein. and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference or deemed to be incorporated by reference in the Disclosure Package and the Final Memorandum and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference or deemed to be incorporated by reference in the Disclosure Package and the Final Memorandum. All disclosures contained in the Disclosure Package and the Final Memorandum regarding “non-GAAP financial measures” (as such term is defined in the regulations under the Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the regulations under the Act, to the extent applicable.
     (x) The term “Disclosure Package” shall mean (A) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (B) the final term sheet prepared pursuant to Section 5(s) hereto and in the form attached as Schedule II hereto, (C) any Issuer Written Information, and (D) any other information that the Company and the Representatives agree to treat as part of the Disclosure Package. As of 8:00 A.M., Eastern Standard Time, on May 17, 2007 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives expressly for use therein.
     (y) The documents incorporated by reference or deemed to be incorporated by reference in the Disclosure Package and the Final Memorandum (the “Incorporated Documents”) have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Securities, prepared in all material respects in conformity with the applicable requirements of the Act and Exchange Act and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Securities, timely filed as required thereby. The Incorporated Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (z) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in any such case where the failure to so possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (aa) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder and under the Indenture in connection with the offering, issuance or sale of the Securities hereunder, or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance by the Company of this Agreement, except such as have been already obtained or as may be required under state securities laws.
     (bb) The Company and each subsidiary of the Company has complied, and will comply, with the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.
     (cc) The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (1) are described in the Disclosure Package and the Final Memorandum or (2) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (dd) The Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (1) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (2) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. In addition, not later than the date of the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, each of the accountants and the audit committee of the board of directors of the Company had been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
     (ee) The statements made in the Preliminary Memorandum and the Final Memorandum under the headings “Certain U.S. Federal Income Tax Considerations,” “ERISA Considerations,” “Description of Securities”, “Description of Common Stock” and “Description of Registration Rights Agreement,” insofar as such statements constitute a summary of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, are accurate summaries of the matters discussed therein in all material respects.
     (ff) Prior to the date hereof, the Company has furnished to the Representatives letters, each substantially in the form of Exhibit A hereto, duly executed by its Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer and addressed to the Representatives.
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.0% of the principal amount thereof, the principal amount of Series A Debentures and at a purchase price of 99.0% of the principal amount thereof, the principal amount of Series B Debentures, in each case set forth opposite such Initial Purchaser’s name in Schedule I hereto (or such principal amount increased as set forth in Section 9 hereof).
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from the Closing Date to the settlement date for the Option Securities. The option may be exercised in whole or in part at any time (but not more than once) on or before the 13th calendar day after the Closing Date upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Notwithstanding the foregoing, the settlement date for the Option Securities must be within the thirteen-calendar day period beginning on and including the Closing Date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your reasonable discretion shall make to eliminate any fractional Securities.
     3. Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on May 22, 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Certificates for such Securities shall be registered in such names and in such denominations as Lehman Brothers Inc. (“Lehman”) may request not less than two Business Days in advance of the Closing Date. The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.
     (b) If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by Initial Purchasers.
     (a) Each Initial Purchaser acknowledges that the Securities and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.
     (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

     (i) it has not offered or sold, and will not offer or sell, any Securities within the United States as part of their distribution at any time except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act);
     (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;
     (iii) in connection with each sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;
     (iv) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D); and
     (v) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
     5. Agreements. The Company agrees with each Initial Purchaser that:
     (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.
     (b) The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission and the Representatives shall be deemed to have been advised upon filing.
     (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
     (d) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.
     (e) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (f) The Company will not, and will not permit any of its Affiliates to, resell any Securities or Shares of Common Stock issued upon conversion thereof that have been acquired by any of them.
     (g) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.
     (h) Any information provided by the Company, its Affiliates or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act.
     (i) None of the Company or any person acting on its behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
     (j) For so long as any of the Securities or the Common Stock issuable upon the conversion thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
     (k) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and eligible for trading on the PORTAL Market.
     (l) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.
     (m) Each of the Securities and the shares of Common Stock issuable upon conversion thereof will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.
     (n) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of the Initial Purchasers, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company of, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock of the Company (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that the Company may issue and sell Common Stock or securities convertible into or exchangeable for Common Stock pursuant to any employee stock option plan (including any related employee exercises thereunder), any stock ownership plan or dividend reinvestment or other retirement plan of the Company described in the Disclosure Package and the Final Memorandum and in effect at the Execution Time or any hedging or other settlement transactions by or on behalf of the Company taken in connection with any stock repurchase program (including any accelerated stock repurchase program), and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Disclosure Package and the Final Memorandum.
     (o) The Company will not take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (p) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

     (q) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).
     (r) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (s) The Company will prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.
     (t) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities, the fees of the Trustee and the issuance of the Common Stock upon conversion of the Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities, including the listing of Common Stock on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
     (u) The Company hereby agrees that none of the Initial Purchasers shall be deemed to be an “Acquiring Person” within the meaning of the Amended and Restated Rights

Agreement, dated November 27, 2001, as amended, by virtue of the transactions contemplated by this Agreement.
     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Company shall have requested and caused Munger, Tolles & Olson LLP, counsel to the Company, to furnish its opinion, substantially in the form attached hereto as Exhibit B, dated the Closing Date and addressed to the Representatives, with such additional qualifications and exceptions as shall be acceptable to the Representatives and their counsel.
     (b) The Company shall have requested and caused Davis Polk & Wardwell, counsel to the Company, to furnish its opinion, substantially in the form attached hereto as Exhibit C, dated the Closing Date and addressed to the Representatives, with such additional qualifications and exceptions as shall be acceptable to the Representatives and their counsel.
     (c) The Company shall have furnished an opinion, dated the Closing Date and addressed to the Representatives, of Susan E. Bow Esq., General Counsel, Corporate and Securities of the Company, substantially in the form attached hereto as Exhibit D with such additional qualifications and exceptions as shall be acceptable to the Representatives and their counsel.
     (d) The Representatives shall have received from Sidley Austin LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, dated the Closing Date and signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, any Executive Managing Director or any Senior Managing Director and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, Cash Manager of the Company, to the effect that the signers of such certificate have carefully examined this Agreement and that:
     (i) the representations and warranties of the Company, as the case may be, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it hereunder at or prior to the Closing Date; and
     (ii) in the case of the certificate to be provided in respect of the Company, since the date of the most recent financial statements included or incorporated in the Disclosure Package, there has been no Material Adverse Effect.
     (f) At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Memorandum.
     (g) At the Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in their letter furnished pursuant to Section 6(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
     (h) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Memorandum there shall not have been (i) any change in the capital stock or long and intermediate term debt of the Company and its subsidiaries taken as a whole or decrease in shareholders’ equity or consolidated net assets specified in the letter or letters referred to in subsections (f) and (g) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering of the Securities as contemplated by this Agreement.
     (i) The Securities shall have been designated as PORTAL eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.
     (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (k) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer and addressed to the Representatives.

     (l) The Company shall have caused the shares of Common Stock initially issuable upon conversion of the Securities to be approved for listing, subject to notice of issuance, on the New York Stock Exchange.
     (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on the Closing Date.
     7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Lehman on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company and CHL, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company and CHL in connection with the offer or sale of the Securities, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and CHL will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company and CHL by or on behalf of any Initial Purchaser through the Representatives expressly for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and CHL may otherwise have.
     (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company and CHL and each of their directors, each of their officers, and each person who controls the Company and CHL within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company and CHL by or on behalf of such Initial Purchaser through the Representatives expressly for inclusion in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except and to the extent of any prejudice to such indemnifying party arising from such failure to provide notice and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, that the indemnifying party shall not be required to bear the fees, costs and expenses of more than one separate counsel approved by the Initial Purchasers in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
     10. Termination of Agreement. (a) Each Representative may terminate this Agreement, in its absolute discretion, by notice to the Company at any time at or prior to delivery of and payment for the Securities, if prior to such time (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Memorandum, any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in securities generally, or in any securities of the Company has been suspended or limited or the New York Stock Exchange or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) a banking moratorium has been declared by either federal or New York authorities.
          (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the

Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, to Countrywide Financial Corporation at 4500 Park Granada, Calabasas, California 91302, Attention: General Counsel, with a copy to Munger, Tolles & Olson LLP, 355 S. Grand Avenue, 35th Floor, Los Angeles, California 90071, Attention: Michael J. O’Sullivan, Esq.; or (ii) if to the Representatives, care of Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department, Facsimile: (646) 834-8133, with a copy to Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, Attention: Samir A. Gandhi, Esq.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchase from any Initial Purchaser of any of the Securities in its status as such purchaser.
     14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     17. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

     18. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
     19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
     “Commission” shall mean the Securities and Exchange Commission.
     “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.
     “NASD” shall mean the National Association of Securities Dealers, Inc.
     “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

     “Regulation D” shall mean Regulation D under the Act.
     “Regulation S-X” shall mean Regulation S-X under the Act.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours, Countrywide Financial Corporation
By:	/s/ Eric P. Sieracki
	Name:	Eric P. Sieracki
	Title:	Executive Managing Director and Chief Financial Officer

Countrywide Home Loans, Inc.
By:	/s/ Bradley W. Coburn
	Name:	Bradley W. Coburn
	Title:	Managing Director, Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. LEHMAN BROTHERS INC.
By:	/s/ Michael Sherman
	Name:	Michael Sherman
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Guy Seebohm
	Name:	Guy Seebohm
	Title:	Director - IECU

BANC OF AMERICA SECURITIES LLC
By:	/s/ Stanley J. Shipley
	Name:	Stanley J. Shipley
	Title:	Managing Director

SCHEDULE I

	Principal Amount		Principal Amount
	of Series A		of Series B
	Debentures to be		Debentures to be
Initial Purchasers	Purchased		Purchased
Lehman Brothers Inc.	U.S.$	666,667,000	U.S.$	666,667,000
Citigroup Global Markets Inc.		666,667,000		666,667,000
Banc of America Securities LLC		666,666,000		666,666,000
Total	U.S.$	2,000,000,000	U.S.$	2,000,000,000

SCHEDULE II

Issuer:	Countrywide Financial Corporation (“CFC”)

Guarantor:	Countrywide Home Loans, Inc. (“CHL”)

Ticker / Exchange:	CFC / The New York Stock Exchange (“NYSE”)

Title of securities:	Series A Floating Rate Convertible Debentures Due 2037 (the “Series A Debentures”) Series B Floating Rate Convertible Debentures Due 2037 (the “Series B Debentures” and, together with the Series A Debentures, the “Debentures”)

Aggregate principal amount offered:	$2,000,000,000 of Series A Debentures $2,000,000,000 of Series B Debentures

Issue price:	$982.50 per $1,000 principal amount, plus accrued interest, if any for the Series A Debentures $980.00 per $1,000 principal amount, plus accrued interest, if any for the Series B Debentures

Over-allotment option:	$300,000,000 of Series A Debentures $300,000,000 of Series B Debentures

Annual interest rate:	The Series A Debentures will bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 3.50% (initially 1.86%), and the Series B Debentures will bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 2.25% (initially 3.11%); provided that in each case such rate will never be less than 0% per annum.

Conversion premium:	Approximately 30% for the Series A Debentures Approximately 45% for the Series B Debentures

Reference price:	$40.33, which represents the last reported on May 16, 2007 sale price per share of the CFC common stock on the NYSE

Initial conversion price:	Approximately $52.43 for the Series A Debentures per share of CFC common stock Approximately $58.48 for the Series B Debentures per share of CFC common stock

Initial conversion rate:	19.0734 shares of CFC common stock for the Series A Debentures 17.1003 shares of CFC common stock for the Series B Debentures (in each case per $1,000 principal amount of Debentures)

Interest payment dates:	January 15, April 15, July 15 and October 15, commencing on July 15, 2007 for the Series A Debentures
February 15, May 15, August 15 and November 15, commencing on August 15, 2007 for the Series B Debentures

Maturity Date:	April 15, 2037 for the Series A Debentures May 15, 2037 for the Series B Debentures

Call dates:	October 15, 2008 for the Series A Debentures May 15, 2009 for the Series B Debentures

Put dates:	October 15, 2008, 2009, 2010, 2012, 2017, 2022, 2027 and 2032 for the Series A Debentures
May 15, 2009, 2010, 2012, 2017, 2022, 2027 and 2032 for the Series B Debentures

Dividend protection:	The conversion rate will be adjusted for any distribution of cash to all or substantially all holders of CFC common stock (excluding, among other things, any quarterly cash dividend on CFC common stock to the extent such quarterly dividend per share in any quarter does not exceed $0.15 (subject to adjustment)) by a formula based on the amount per share of such distribution in excess of $0.15 (subject to adjustment) for quarterly dividends, and based on the amount per share of such distribution for other distributions, as set forth in the Preliminary Memorandum.

Repurchase at the Option of the Holder upon a Fundamental Change:	Upon a fundamental change the holders may require the Issuer to repurchase for cash all or a portion of their Debentures at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, if any.

Ranking:	The Debentures will be senior unsecured obligations of the Issuer, will rank equally in right of payment with all existing and future unsecured senior debt of the Issuer and are senior in right of payment to the Issuer’s subordinated debt, if any. The Debentures will effectively rank junior to any of the Issuer’s existing and future secured indebtedness and the existing and future secured indebtedness of CHL, in each case to the extent of the value of the assets securing such indebtedness. The Debentures will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Issuer’s non-guarantor subsidiaries.

Use of proceeds:	The Issuer will use $863,284,020 from the proceeds from this offering for the repurchase of 21,379,000 shares of its common stock, par value $0.05 per share, in the open market or through privately negotiated transactions and for general corporate purposes.

Listing:	The Issuer intends to apply to list the Debentures to be eligible for trading in the PORTAL Market of the Nasdaq Stock Market, Inc.

Trade date:	May 17, 2007

Settlement date:	May 22, 2007

CUSIP:	222372 AL8 for the Series A Debentures 222372 AM6 for the Series B Debentures

ISIN NUMBER:	US222372AL88 for the Series A Debentures US222372AM61 for the Series B Debentures

	Principal Amount of	Principal Amount of
Initial Purchasers	Series A Debentures	Series B Debentures
Lehman Brothers Inc.	$666,667,000	$666,667,000
Citigroup Global Markets Inc.	$666,667,000	$666,667,000
Banc of America Securities LLC	$666,666,000	$666,666,000

Adjustment to conversion rate upon a Make-Whole Change in Control:	The following table sets forth the stock price, effective date and number of additional shares to be added to the conversion rate per $1,000 principal amount of the Debentures in connection with certain change in control transactions as described in the Preliminary Memorandum.
Series A Debentures

	$40.33	$45.00	$52.43	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00
05/22/2007	5.7220	3.9074	2.0981	1.6882	1.1078	0.7296	0.4827	0.3208	0.2144	0.1433	0.0956	0.0634	0.0414
07/15/2007	5.7220	3.8767	2.0289	1.6157	1.0398	0.6717	0.4364	0.2851	0.1877	0.1237	0.0813	0.0532	0.0341
10/15/2007	5.7021	3.7580	1.8524	1.4407	0.8852	0.5471	0.3413	0.2148	0.1369	0.0874	0.0557	0.0354	0.0217
01/15/2008	5.6676	3.6177	1.6281	1.2216	0.7009	0.4072	0.2408	0.1447	0.0889	0.0549	0.0337	0.0206	0.0119
04/15/2008	5.6484	3.4585	1.3306	0.9392	0.4836	0.2569	0.1414	0.0805	0.0476	0.0284	0.0168	0.0099	0.0050
07/15/2008	5.6712	3.2958	0.8869	0.5500	0.2337	0.1082	0.0541	0.0290	0.0166	0.0097	0.0055	0.0031	0.0011
10/15/2008	5.7220	3.1488	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     The exact stock prices and effective dates may not be set forth in the applicable table, in which case:
•	if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	If the stock price is in excess of $100.00 per share (subject to adjustment), no additional shares will be added to the conversion rate;

•	If the stock price is less than $40.33 per share (subject to adjustment), no additional shares will be added to the conversion rate.
Series B Debentures

	$40.33	$45.00	$50.00	$55.00	$58.48	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00
05/22/2007	7.6951	5.7419	4.2195	3.1223	2.5462	1.7600	1.3454	1.0426	0.8200	0.6545	0.5307	0.4366	0.3644
08/15/2007	7.6951	5.7753	4.2081	3.0832	2.4957	1.7024	1.2897	0.9920	0.7757	0.6167	0.4991	0.4104	0.3428
11/15/2007	7.5968	5.5473	3.9551	2.8223	2.2385	1.4673	1.0782	0.8062	0.6148	0.4784	0.3808	0.3093	0.2564
02/15/2008	7.5534	5.4405	3.7986	2.6388	2.0491	1.2893	0.9192	0.6692	0.4992	0.3820	0.3008	0.2430	0.2012
05/15/2008	7.6806	5.4760	3.7557	2.5456	1.9385	1.1806	0.8258	0.5944	0.4414	0.3382	0.2682	0.2187	0.1833
08/15/2008	7.4930	5.2173	3.4289	2.1771	1.5645	0.8475	0.5407	0.3578	0.2480	0.1805	0.1387	0.1113	0.0930
11/15/2008	7.5006	5.1214	3.2172	1.8732	1.2290	0.5630	0.3158	0.1856	0.1179	0.0825	0.0628	0.0508	0.0431
02/15/2009	7.5567	5.0684	3.0094	1.4955	0.7609	0.2258	0.0794	0.0158	0.0000	0.0000	0.0000	0.0000	0.0000
05/15/2009	7.6951	5.1219	2.8997	1.0815	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	If the stock price is in excess of $100.00 per share (subject to adjustment), no additional shares will be added to the conversion rate;

•	If the stock price is less than $40.33 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed 24.7954 (for the Series A Debentures) and 24.7954 (for the Series B Debentures) per $1,000 principal amount of Debentures subject to adjustments in the same manner as the conversion rate.
This communication is intended for the sole use of the person to whom it is provided by the sender.
These securities have not been registered under the Securities Act of 1933 (the “Securities Act”), as amended , and may only be sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act or pursuant to another applicable exemption from registration.
The information in this term sheet supplements the Company’s preliminary offering memorandum, dated May 16, 2007 (the “Preliminary Memorandum”). This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A
[Letterhead of officer, director or major stockholder of the Company]
May [   ], 2007
Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Banc of America Securities LLC
9 W. 57th Street
New York, NY 10019
     Ladies and Gentlemen:
     This letter is being delivered to you in connection with a proposed Purchase Agreement (the “Purchase Agreement”) between Countrywide Financial Corporation, a Delaware corporation (the “Company”) and [each of] you as representative[s] of a group of Initial Purchasers named therein, relating to an offering of Series A Floating Rate Convertible Debentures due 2037 and Series B Floating Rate Convertible Debentures due 2037, each of which will be convertible into common stock, ___ par value (the “Common Stock”), of the Company.
     In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned of, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement, other than (i) shares of Common Stock disposed of as bona fide gifts approved by the Representative, (ii) periodic sales by the undersigned in connection with any trading plan or program instituted in compliance with Rule 10b5-1 promulgated under the Exchange Act (whether existing now or in the future), (iii) any dispositions of shares of Common Stock by the undersigned in connection

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with any net-share settlement provisions of any employee stock option or ownership plan and (iv) other sales of Common Stock by the undersigned of up to 25,000 shares of Common Stock.
     If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,
By:
Name:
Title:

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EXHIBIT B
     (i) Each of the Company and Countrywide Home Loans, Inc. (“CHL”) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum.
     (ii) Each of the Company and CHL has the corporate power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and CHL.
     (iii) No consent, approval, authorization or order of any United States federal or California or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained under the Act and such as may be required under the securities and blue sky laws, rules or regulations of any jurisdiction in connection with the purchase and distribution of the Securities by the Representatives and such other approvals as have been obtained.
     (iv) Neither the issue and sale of the Securities, the compliance by the Company with all the provisions of the Agreement, the Indenture, the Registration Rights Agreement and the Securities, the consummation of the transactions therein contemplated nor the fulfillment of the terms thereof will materially conflict with, result in a material breach of, or constitute a material default under the charter or bylaws of the Company or CHL or the terms of any indenture or other agreement or instrument filed with the Commission and to which the Company or any of the Company’s subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to the Company or any of the Company’s subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company’s subsidiaries.
          Such counsel shall also state that, in the course of their engagement to represent or advise the Company professionally, they have not become aware of any pending legal proceeding before any court or administrative agency or authority or any arbitration tribunal, nor have they devoted substantive attention in the form of legal representation as to any current overtly threatened litigation against or directly affecting the Company or its subsidiaries or CHL or its subsidiaries, in each case that is required to be described in the Disclosure Package and the Final Memorandum and is not so described. In making the foregoing statement, they shall endeavor, to the extent they believe necessary, to determine from lawyers currently in their firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or overtly threatened litigation of the nature referred to above. Beyond that, they need not make any review, search or investigation of public files or records or files or records of the Company, or of the transactions contemplated by the Purchase Agreement, or any other investigation or inquiry with respect to the foregoing statement.
          Such counsel shall also state that in the course of the preparation by the Company and its counsel of the Disclosure Package and the Final Memorandum (other than the Incorporated Documents), such counsel attended conferences with certain of the officers of, and the independent public accountants for, the Company, at which the Disclosure Package and the Final Memorandum were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Memorandum including the Incorporated Documents. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company, such counsel shall state that no facts have come to such counsel’s attention that have caused it to believe that (1) such counsel has no reason to believe that the Disclosure Package, as amended or supplemented at the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), (2) such counsel has no reason to believe that the Final Memorandum, as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), or (3) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein (without regard to the representation found in Section 1(f)), no registration under the Act of the Securities or the Common Stock issuable upon conversion thereof, and no qualification of an indenture under the Trust Indenture Act, are required for the sale and delivery of the Securities by the Company to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum.
          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware (but only with respect to the Delaware General Corporation Law) or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Representatives, (B) as to matters involving the application of laws of the State of New York, to the extent specified in such opinion, upon the opinion of Sidley Austin llp being delivered to the Representatives as of the date thereof, (C) as to matters involving the application of Delaware law referred to in paragraph (iv) above, such counsel may rely upon the opinion referred to in Section 8(f) of the Agreement and (D) as to matters of fact, to the extent they deem proper, on certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries and others.

          In rendering the opinions set forth in paragraphs (iii) and (iv) such counsel may state that such opinions are subject to the following: (A) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally; and (B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law.
          In rendering the opinions set forth above, such counsel may state that it has assumed, with the permission of the Representatives, that the amount of Securities to be issued from time to time will not violate any provision in any such agreement referred to in paragraph (vi) which imposes limits on the amount of debt CHL, the Company or any of the Company’s subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).

EXHIBIT C
     (i) The Securities have been duly and validly authorized and established in conformity with the provisions of the Indenture by all necessary corporate action by the Company and when the Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the Securities will be entitled to the benefit of the terms of the Indenture.
     (ii) The Guarantees, in the forms certified to by an authorized officer of CHL, upon due issuance, authentication and delivery of the related Securities and due endorsement of the Guarantees, will have been duly executed, issued and delivered and will be valid and binding obligations of CHL, enforceable against CHL in accordance with their terms.
     (iii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and CHL and, upon the due authorization, execution and delivery thereof by each other party thereto, will be a valid and binding obligation of the Company enforceable against the Company and CHL and in accordance with its terms.
     (iv) Although the discussion in the Disclosure Package and the Final Memorandum under the caption “Certain U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of purchase, ownership and disposition of the Securities, such discussion, insofar as it constitutes a summary of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, constitutes an accurate summary of the matters discussed therein in all material respects.
     (v) Such counsel confirms the conformity in all material respects of the Securities, to the statements relating thereto in the Disclosure Package and the Final Memorandum insofar as such statements purport to summarize certain provisions of such documents.
          In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, Delaware (but only with respect to the Delaware General Corporation Law) or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Representatives and as to matters of fact, to the extent they deem proper, on certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries and others.
          In rendering the opinions set forth in paragraphs (i), (ii) and (iii) such counsel may state that such opinions are subject to the following: (A) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or

C-1

hereafter in effect affecting creditors’ rights generally; and (B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law.
          In rendering the opinions set forth above, such counsel may state that it has assumed, with the permission of the Representatives, that the amount of Securities to be issued from time to time will not violate any provision in any such agreement referred to in paragraph (vi) which imposes limits on the amount of debt CHL, the Company or any of the Company’s subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).
          Notwithstanding the forgoing, such counsel may state that it does not express an opinion as to the validity, legally binding effect or enforceability of any provision of the Registration Rights Agreement, the Indenture, the Securities or the Guarantees that requires or relates to payment of any additional interest, make-whole premium or liquidated damages at a rate or in an amount that a court would determine under the circumstances under applicable law to be commercially unreasonable, a penalty or a forfeiture.

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EXHIBIT D
(i)	Each Subsidiary, if any, is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, with the corporate power and authority to own its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum.

(ii)	Each of the Company and CHL is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business other than jurisdictions in which the failure to so qualify, when considered in the aggregate and not individually, would not have a material adverse effect on the Company or CHL and its Subsidiaries considered as one enterprise.

(iii)	All of the outstanding shares of capital stock of CHL and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock of CHL and each Subsidiary are owned by the Company either directly or through wholly owned subsidiaries of the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances, in each case, except as would not result in a Material Adverse Effect.

(iv)	The outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(v)	Neither the issue and sale of the Securities, the compliance by the Company with all the provisions of this Agreement, the Indenture and the Final Memorandum, the consummation of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument filed with the Commission and to which the Company or any of the Company’s subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to the Company or any of the Company’s subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company’s subsidiaries.

(vi)	The documents incorporated by reference in the Disclosure Package and the Final Memorandum (except for the financial statements and other financial or statistical data, as to which no opinion need be expressed), as of the dates they were filed with the Commission, complied as to form in all material respects to the requirements of the Act and the Exchange Act.

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(vii)	No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained under the Act and such as may be required under the securities and blue sky laws, rules and regulations of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals as have been obtained.
               In rendering the opinions set forth above, such counsel may state that he has assumed, with the permission of the Representatives, that the amount of Securities to be issued from time to time will not violate any provision in any such agreement referred to in paragraph (v) which imposes limits on the amount of debt of the Company or any of the Company’s subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).

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